UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CORZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 22, 2022, Core Scientific, Inc. (the “Company”) received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of voluntary petitions filed by the Company and certain of its affiliates in the United States Bankruptcy Court for the Southern District of Texas seeking relief under Chapter 11 of Title 11 of the United States Code, and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq.

Following receipt of the Delisting Notice, the Company requested an appeal of Nasdaq’s determination and a hearing before a Nasdaq hearings panel, which appeal stayed the Company’s delisting and the filing of a Form 25-NSE with the Securities and Exchange Commission. After careful deliberations, the Company has now determined to withdraw its appeal of the delisting proceedings.

Accordingly, the Company’s common stock will be delisted from trading on Nasdaq with the filing of the Form 25-NSE. Trading of the Company’s common stock on the OTC Bulletin Board will continue under the symbol “CORZ.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.
Date: January 26, 2023

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	President and Chief Legal Officer